Exhibit 99.1

Contact:
Jonathan Kennedy Chief Financial Officer
Intersil Corporation
(408) 546-3399
investor@intersil.com

INTERSIL ANNOUNCES RESIGNATION OF DAVE BELL AS PRESIDENT & CEO

•	James Diller Appointed Interim President & CEO

•	Donald Macleod Named Chairman of the Board

Milpitas, CA, December 10, 2012 – Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high-performance analog and mixed-signal semiconductors, today announced that its Board of Directors has appointed Board member James Diller as interim President and Chief Executive Officer following the resignation of Dave Bell as President and Chief Executive Officer and a Director of the Company, effective immediately.

As interim President and Chief Executive Officer, Mr. Diller will work closely with Intersil’s current executive team and Board of Directors to oversee the Company’s ongoing operations and strategic initiatives. The Board has formed a search committee chaired by Board member Donald Macleod to consider candidates for the permanent President and Chief Executive Officer role. The Board will engage a leading executive search firm to assist with the process.

Intersil also announced that Donald Macleod has been named Chairman of the Board, effective immediately. Gary Gist, the Company’s former Chairman, has stepped down from that position and will remain a member of the Board of Directors.

“On behalf of the Board of Directors, I want to thank Dave for his many contributions to Intersil,” said Donald Macleod. “Since joining the Company, he has successfully led the business through a challenging economic environment, while ensuring the Company is well-positioned to capitalize on its analog heritage to grow the business across our core Industrial & Infrastructure, Consumer, and Personal Computing market segments. Going forward, it is imperative that Intersil continues to aggressively focus on driving our top growth initiatives while adapting to changing market conditions.”

Mr. Diller has been a member of the Company’s Board of Directors since May 2002. He has significant expertise in the semiconductor industry, having served as Chief Executive Officer of two public companies, including Elantec Semiconductor, Inc. and PMC-Sierra, Inc., of which he was a founder. Additionally, he has served on the boards of directors of four public companies in the sector, and is currently Chairman of the Board of Directors of Avago Technologies Limited. He holds a Bachelor of Science in Physics from the University of Rhode Island.

A member of Intersil’s Board of Directors since September 2012, Mr. Macleod brings to his new role as Chairman of the Board more than 30 years of industry experience in both the United States and Europe and proven business and financial acumen. Notably, Mr. Macleod served as Chairman, President and Chief Executive Officer of National Semiconductor Corporation from 2009 until its acquisition by Texas Instruments in September 2011. Previously, he served in a variety of executive positions at National Semiconductor Corporation, including Chief Operating Officer and Chief Financial Officer. Mr. Macleod also currently serves on the Board of Directors of Avago Technologies. He holds both a Bachelor of Science in Economics and an honorary Doctor of the University from the University of Stirling in Scotland. He is a member of the Institute of Chartered Accountants of Scotland.

Exhibit 99.1

About Intersil

Intersil Corporation is a leader in the design and manufacture of high-performance analog, mixed-signal and power management semiconductors. The Company's products address some of the fastest growing markets within the industrial and infrastructure, personal computing and high-end consumer markets. For more information about Intersil or to find out how to become a member of its winning team, visit our website and career page at www.intersil.com.

Forward-Looking Statements

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which may be obtained for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect Intersil’s business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.